Exhibit 99.1

US BIOENERGY REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER
ENDED JUNE 30, 2007
Revenue Increased 17% to $154.4 Million, Compared to the First Quarter 2007
Earnings Per Share Increased 50% to $0.12, Compared to the First Quarter 2007
ST. PAUL, Minnesota — August 13, 2007 — US BioEnergy Corporation (NASDAQ: USBE), today announced net income of $8.3 million, or $0.12 per share for the quarter ended June 30, 2007, compared to $5.2 million or $0.08 per share for the first quarter of 2007. EBITDA was $21.8 million for the quarter ended June 30, 2007, compared to $18.3 million for the first quarter of 2007.
For the six months ended June 30, 2007, the company reported net income of $13.5 million, or $0.20 per share, and EBITDA of $40.0 million.
Total revenue for the second quarter of 2007 was $154.4 million, up approximately 17% compared to $132.2 million for the first quarter of 2007. For the six months ended June 30, 2007, total revenue was $286.6 million.
“We are very pleased with the strong growth and profitability we achieved during the second quarter,” said Gordon Ommen, US BioEnergy’s CEO. “With our four plants currently in operation, three additional plants under construction and the pending acquisition of Millennium Ethanol, we are well positioned to achieve a production capacity of 780 million gallons per year (mgy) by the end of 2008.”
Production volumes in the second quarter of 2007 were 68.2 million gallons, up approximately 16% compared to 58.7 million gallons for the first quarter of 2007. Financial and operating results for the second quarter were primarily attributable to increases in the company’s ethanol production at existing plants and new production at the Ord, Nebraska plant, offset by higher corn costs.
During the second quarter of 2007, the company sold 67.1 million gallons of ethanol at an average selling price of $1.91 per gallon, compared with 59.7 million gallons of ethanol at an average selling price of $1.90 per gallon for the first quarter of 2007. The company recognizes revenue on ethanol sales net of freight and commissions of $0.18 per gallon in the second quarter.
After taking hedging losses into account, the company’s corn costs averaged $3.97 per bushel, or $1.41 per gallon of ethanol sold for the second quarter of 2007, compared with $3.64 per bushel, or $1.25 per gallon of ethanol sold for the first quarter of 2007. Before taking hedging losses into account, corn costs averaged $3.79 per bushel, or $1.35 per gallon of ethanol sold, compared with $3.52 per bushel, or $1.21 per gallon of ethanol sold in the first quarter of 2007.
Milestones the company achieved during the second quarter of 2007 include the following:
•	Early start-up of the company’s Ord plant

•	Announced the acquisition of Millennium Ethanol, LLC adding 100 mgy of production capacity in 2008

Mr. Ommen continued, “We believe the combination of our track record of strong operating performance combined with our recently announced US Bio Process Technology™, which is technology enhancements, engineering improvements, training programs and other process improvements will continue to position our company as a leading producer and marketer of ethanol.”
The company currently owns and operates four ethanol plants, which have combined production capacity of 300 mgy and has the following plants under construction and sites under evaluation:
•	Hankinson, North Dakota, a 100 mgy nameplate facility, which is expected to start producing ethanol in the second quarter of 2008

•	Dyersville, Iowa, a 100 mgy nameplate facility, which is expected to start producing ethanol in the second quarter of 2008

•	Janesville, Minnesota, a 100 mgy nameplate facility, which is expected to start producing ethanol in the third quarter of 2008
The company’s total construction expenditures for the second quarter of 2007 were $124.0 million, which were primarily comprised of the following: Ord $9.1 million, Hankinson $52.6 million, Dyersville $44.8 million, Janesville $9.2 million, and $0.5 million for Grinnell. The company has put on hold any further funding of Grinnell, pending resolution of lawsuits relating to zoning issues at the site. The company’s 50 million gallon ethanol plant located in Ord, Nebraska, began producing ethanol in May 2007.
At June 30, 2007, total cash and cash equivalents were $136.4 million, compared with $170.1 million on December 31, 2006. Total debt as of June 30, 2007 was $261.5 million compared with $150.1 million on December 31, 2006. Equity, as a percentage of total capitalization, was approximately 66% as of June 30, 2007.

Selected Results

	Three months ended	Three months ended
	June 30, 2007	March 31, 2007
Sales volumes (in thousands):
Ethanol gallons sold	67,068	59,726
Distillers grains tons sold	302	267

Production volumes (in thousands)
Ethanol gallons produced	68,188	58,660
Distillers grains tons produced	305	260

Average price realizations
Ethanol sales price per gallon	$1.91	$1.90
Distillers grain sales price per gallon	$0.26	$0.26

Average cost
Corn — no hedging impact (per bushel)	$3.79	$3.52
Corn — w/ hedging impact (per bushel)	$3.97	$3.64

Corn — no hedging impact (per gallon of ethanol)	$1.35	$1.21
Corn — w/ hedging impact (per gallon of ethanol)	$1.41	$1.25

Natural gas — no hedging impact (per mmbtu)	$7.31	$7.19
Natural gas — w/ hedging impact (per mmbtu)	$7.36	$6.88

Natural gas — no hedging impact (per gallon of ethanol)	$0.18	$0.20
Natural gas — w/ hedging impact (per gallon of ethanol)	$0.18	$0.19

COGS — no hedging impact (per gallon of ethanol)	$1.86	$1.84
COGS — w/ hedging impact (per gallon of ethanol)	$1.97	$1.89
Comparability of Financial Results
Prior to May 1, 2006, US BioEnergy derived revenues principally from its marketing and services businesses. Since that time, the sale of ethanol and distillers grains has become the primary source of US BioEnergy’s revenues. As a result, the company’s financial results for periods after April 30, 2006 are not comparable to results for prior periods. In addition, due to the steep ramping of ethanol production since April 2006, the actual production figures for 2006 are not indicative of future operating results.
EBITDA
This news release describes “EBITDA” in addition to earnings calculated in accordance with generally accepted accounting principles (GAAP). Management believes that EBITDA is useful in evaluating the company’s operating performance in relation to other companies in the industry because the calculation of EBITDA generally eliminates the effects of financings and income taxes, items that vary for different companies for reasons unrelated to overall operating performance. EBITDA is not a measure of financial performance under GAAP, and should not be considered an alternative to net income, or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of EBITDA are:
•	EBITDA does not reflect cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA does not reflect the cash requirements for replacements;

•	EBITDA does not reflect changes in, or cash requirements for, working capital requirements;

•	EBITDA does not reflect the cash necessary to make payments of interest or principal on indebtedness; and

•	EBITDA includes non-recurring payments which are reflected in other income.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to service debt or to invest in the growth of our business. Management compensates for these limitations by relying on GAAP results as well as EBITDA.
Conference Call
The company will host a conference call today at 10:00 a.m. Central Time. Investors interested in listening to the call can dial (888) 895-4463 and reference conference ID 12091213. This call will be webcast and can be accessed via US BioEnergy’s Web site at www.usbioenergy.net (follow the instructions on the Investor Relations page). A replay of the webcast will be available through September 3, 2007. The telephone replay will be available approximately two hours after the call concludes by dialing (800) 642-1687 or (706) 645-9291 and reference conference ID 12091213.
About US BioEnergy Corporation
US BioEnergy Corporation is a producer and marketer of ethanol and distillers grains. The company currently owns and operates four ethanol plants and has three additional ethanol plants under construction, and intends to acquire Millennium Ethanol, LLC. Upon completion of these initiatives, the company will own and operate eight plants with combined expected nameplate ethanol production capacity of 700 million gallons per year.
Safe Harbor Statement
Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although US BioEnergy Corporation believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our filings the Securities and Exchange Commission, including Annual Report on Form 10-K for the year ended December 31, 2006, for important risk factors that could cause results to differ materially from those in any such forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.
Additional Information About the Millennium Ethanol Merger and Where to Find It
US BioEnergy and Millennium Ethanol, LLC have filed a definitive proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed acquisition of Millennium Ethanol by US BioEnergy. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY AMENDMENTS OR SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus and other relevant materials and any other documents filed by US BioEnergy or Millennium Ethanol with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov). In addition, investors may obtain free copies of the proxy statement/prospectus and other relevant materials and other documents filed with the SEC by US BioEnergy by directing a request to US BioEnergy Corporation, Attention: Investor Relations, at 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077, (651) 554-5491. Investors may obtain free copies of the proxy statement/prospectus and other relevant materials and other documents filed with the SEC by Millennium by directing a request to Millennium Ethanol, LLC, Attention: Steve Domm, at 44608 273rd St., Marion, South Dakota 57403, (605) 648-3941.

(financial tables to follow)

US BioEnergy Corporation
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$136,404	$170,099
Receivables	58,859	40,958
Inventories	28,070	28,420
Derivative financial instruments	—	7,144
Prepaid expenses	3,069	3,572
Deferred income taxes	1,132	—

Total current assets	227,534	250,193

Other Assets
Deposits	10,125	4,307
Investment in equity of unconsolidated subsidiary	2,597	1,509
Goodwill	65,823	65,489
Intangible assets	3,676	3,174
Other assets	52	304

	82,273	74,783

Property and equipment, net	555,467	408,814

Total assets	$865,274	$733,790

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Current maturities of long-term debt	$15,501	$8,131
Checks written on controlled disbursement accounts	—	13,270
Notes payable	500	1,815
Accounts payable	38,722	47,163
Accrued expenses	15,851	4,938
Deferred income tax liability	—	2,913
Derivative financial instruments	4,206	-
Other current liabilities	611	3,955

Total current liabilities	75,391	82,185

Long-term debt	245,545	140,128
Deferred income taxes	40,071	27,099
Long-term income taxes payable	662	—
Minority interest in subsidiary	3,949	—
Other long-term liabilities	222	—
Commitments and Contingencies
Shareholders’ Equity
Preferred stock, $0.01 par value, authorized 75,000,000 shares, issued none	—	—
Common stock, $0.01 par value, authorized 75,000,000 shares; 67,963,495 and 67,968,885 shares issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	680	679
Additional paid-in capital	468,880	467,552
Retained earnings	29,874	16,147

	499,434	484,378

Total liabilities and shareholders’ equity	$865,274	$733,790

US BioEnergy Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	June 30, 2007	March 31, 2007
	(Unaudited)
Revenues:
Product sales	$149,133	$130,048
Services and commissions	2,696	2,169
Other revenues	2,575	—

Total revenues	154,404	132,217

Cost of goods sold:
Cost of product sales	134,241	113,149
Cost of services and commissions	952	926

Total cost of goods sold	135,193	114,075

Gross profit	19,211	18,142

Selling, general and administrative expenses	10,198	7,568

Operating income	9,013	10,574

Other income (expense):
Interest expense	(2,404)	(4,409)
Interest income	2,093	2,293
Other income	3,992	23
Equity in net income of unconsolidated subsidiary	805	283

	4,486	(1,810)

Income before income taxes and minority interest	13,499	8,764
Federal and state income tax expense	(5,258)	(3,529)
Minority interest in net loss of subsidiary	44	7

Net income	$8,285	$5,242

Income per common share:
Basic	$0.12	$0.08
Diluted	0.12	0.08
Weighted average shares outstanding:
Basic	67,982	67,974
Diluted	68,940	68,913

US BioEnergy Corporation
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)

	Three Months Ended
	June 30, 2007	March 31, 2007
	(Unaudited)
Cash Flows from Operating Activities
Net income	$8,285	$5,242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,716	5,007
Amortization	177	916
Minority interest in net (loss) income of subsidiary	(44)	(7)
Stock-based compensation expense	703	681
Deferred income taxes	4,935	3,992
Change in derivative financial instruments	5,774	5,827
Equity in net income of unconsolidated subsidiary	(805)	(283)
Changes in working capital components, net of effects of business acquisitions:
Receivables	(4,642)	(13,059)
Inventories	(267)	617
Prepaid expenses	(727)	1,178
Accounts payable	(2,608)	10,237
Accrued expenses and other liabilities	9,917	(1,464)

Net cash provided by operating activities	26,414	18,884

Cash Flows from Investing Activities
Purchases of property and equipment	(124,010)	(45,770)
Acquisition of US Bio Platte Valley and US Bio Ord, net of cash received	—	—
Proceeds received on sale of 50 percent interest in Provista	—	—
Acquisition of US Bio Hankinson, LLC, net of cash received	—	—
Deposits made	(6,115)	297
Other	—	—

Net cash used in investing activities	(130,125)	(45,473)

Cash Flows from Financing Activities
Proceeds from long-term debt	25,359	125,495
Payments of long-term debt	(93)	(37,974)
Decrease in checks written on controlled disbursement account	(49)	(13,221)
Debt issuance costs paid	8	(1,550)
Net change in notes payable	(470)	(845)
Proceeds from the issuance of common stock	(84)	29
Deferred offering costs paid	—	—

Net cash provided by financing activities	24,671	71,934

Net (decrease) increase in cash and cash equivalents	(79,040)	45,345
Cash and Cash Equivalents
Beginning of period	215,444	170,099

End of period	$136,404	$215,444

US BioEnergy Corporation
EBITDA (a non-GAAP measure)
Reconciliation of GAAP to Non-GAAP

	3 months ended	3 months ended
	June 30, 2007	March 31, 2007
Net Income	$8,285	$5,242

Interest Expense	2,404	4,409
Income Taxes	5,258	3,529
Depreciation	5,715	5,007
Amortization	88	100

EBITDA	$21,750	$18,287

Contact:
Investor Contact:
US BioEnergy Corporation
Investor Relations, 651-554-5491
investor@usbioenergy.net
or
Media Contacts:
US BioEnergy Corporation
JD Bergquist, 651-554-5490
media@usbioenergy.net
or
Integrated Corporate Relations
James McCusker, 203-682-8200
jmccusker@icrinc.com
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